Exhibit 99.1

On Track Innovations Ltd. Reports

Fourth Quarter and Full Year 2018 Financial Results

2018 Revenues of $21.9 million, of which 24% recurring;

Expects Revenue Growth in 2019

Rosh Pina, Israel – March 13, 2019 – On Track Innovations Ltd. (OTI) (NASDAQ: OTIV) (the “Company” or “OTI”), a global provider of near field communication (NFC) and cashless payment solutions, today provided a business update and announced financial results for the quarter and full year ended December 31, 2018.

Highlights

●	Recurring revenues accounted for 24% of full year 2018 revenues and on an absolute dollar basis increased by 12% year-over-year to $5.2 million;

●	Solid improvement in gross margins to 51%, up from 50% in 2017;

●	Reported 2018 net loss of $263,000 versus a net loss of $598,000 in 2017;

●	Debt decreased over the year from $5.0 million to $0.3 million; Year-end cash was $5.9 million;

●	More focused and simplified corporate structure: divested non-core MediSmart division, providing an additional $2.75 million to balance sheet;

●	Successful year of global expansion and sales penetration: delivered more than 5,000 advanced payment systems to Japan, 11,000 advanced contactless readers to the Russian market, more than 16,000 advanced contactless readers for smart ATMs globally and 10,000 advanced contactless readers for the retail self-service market;

●	Received MIR National Card Payment System organization certification in Russia and Interac certification in Canada, which has the potential of significantly increasing OTI’s addressable markets.

Management Commentary

“I continue to remain very pleased with our overall progress in 2018, from both the financial and the strategic perspective,” commented Shlomi Cohen, Chief Executive Officer of OTI. “Despite the short-term volatility in the fourth quarter, our revenues continued to grow on a yearly basis, and we’re especially pleased that almost a quarter of our revenues are now recurring. Combined with an improvement in the gross margin profile and a relatively stable expense footprint, we were able to bring solid improvements in our overall results in 2018. Furthermore, we significantly improved our balance sheet, lowering our debt levels to almost zero.”

Continued Mr. Cohen, “From a strategic perspective, 2018 marked an important year. Alongside success in our existing markets, we continued to expand into new international markets, achieving key certifications in Canada and Russia. Both of these payment markets present very significant potential for us.”

“The positive trends we have seen in 2018 and the solid improvements that we have made at OTI in recent quarters, put us in a good position to enjoy the fruits of our investments in 2019. Looking ahead, I expect our growth to accelerate, achieving solid revenue growth in 2019 with corresponding improvements in profitability,” concluded Mr. Cohen.

Following OTI’s sale of its MediSmart division, the financial results of Medismart are included as discontinued operations and all the prior periods’ information has been reclassified to conform with the current period’s presentation.

Full Year 2018 Financial Results Summary

●	Full year revenue of $21.9 million compared with $20.9 million in 2017.

●	Recurring revenues, on an absolute dollar basis, increased by 12% to $5.2 million (24% of total revenues), compared to $4.6 million (22% of total revenue) in 2017.

●	Gross profit of $11.2 million, or 51% of revenues, compared to $10.4 million, or 50% of revenues in 2017.

●	Operating expenses totaled $13.1 million in 2018, compared to $12.6 million in 2017.

●	Net loss of $263,000, or loss of $0.01 per share, compared to a net loss of $598,000, or loss of $0.01 per share, in 2017.

●	Adjusted EBITDA loss from continuing operations of $356,000, compared to adjusted EBITDA loss of $673,000 in 2017.

●	Cash, cash equivalents and short-term investments at December 31, 2018 totaled $5.9 million. Debt at the end of 2018 decreased by 94% to $0.3 million compared to the end of 2017.

Fourth Quarter 2018 Financial Results Summary

●	Total revenue in the quarter was $4.5 million, compared to $6.3 million in the same year-ago period. The revenues in the quarter were impacted by the lower level of orders from the Asia-Pacific region as well as tariffs implemented by the United States on imports from China, where the Company manufactures its products. OTI has taken steps to relocate manufacturing to other locations, a process which is expected to be completed by the end of the first quarter of 2019.

●	Recurring revenues, on an absolute dollar basis, were $1.2 million (26% of total revenues), compared to $1.2 million (18% of total revenues) in the fourth quarter of 2017.

●	Gross profit in the quarter was $2.2 million, or 48% of revenues, compared to $2.9 million, or 46% of revenues, in the same year-ago period.

●	Operating expenses totaled $3.0 million in the fourth quarter, compared to $3.5 million in the same year-ago period.

●	Net income of $533,000, or $0.01 per share, compared to a net loss of $693,000, or loss of $0.02 per share, in the fourth quarter of 2017.

●	Adjusted EBITDA loss from continuing operations of $471,000, compared to adjusted EBITDA loss of $204,000 in the same year-ago period.

Conference Call

Management will host an investor conference call at 9:00 a.m. EDT on March 13, 2019, to discuss the financial results, provide a corporate update, and conclude with a Q&A session with participants. To participate, please use the following dial-in information:

U.S. Dial-in: 1-866-250-8117

International Dial-in: +1-412-317-6011

Webcast: https://www.webcaster4.com/Webcast/Page/1720/29378

Please dial in a few minutes before the start of the call and request to join the “On Track Innovations Earnings Conference Call” to ensure timely participation.

The conference call will be available for replay by clicking here and via the investor relations section of the company’s website.

About On Track Innovations Ltd

On Track Innovations (OTI) is a global leader in the design, manufacture, and sale of secure cashless payment solutions using contactless NFC technology. OTI’s field-proven innovations have been deployed around the world to address cashless payment, automated retail and petroleum markets. OTI distributes and supports its solutions through a global network of regional offices and alliances. OTI is the proud recipient of the 2017 AI Award for Best Cashless Payment Solutions Provider – Israel. For more information, visit www.otiglobal.com.

Press Contact: Richard Harris, OTI Director of Marketing +972-4-686-8004 press@otiglobal.com	Investor Relations Contact: Gavriel Frohwein GK Investor & Public Relations +1 646 688 3559 oti@gkir.com

Safe Harbor / Forward-Looking Statements

This press release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “will,” “look forward,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “believe,” “should,” “can” or similar expressions, we are making forward-looking statements. For example, we are using forward-looking statements when we discuss, among others: the potential from our expansion into new international markets, the importance of the MIR certification in Russia and the Interac certification in Canada for the successful operation in these countries and the potential in these countries, improvement in profitability, positive trends and 2019 revenue growth.  Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are stated under the captions “Risk Factors” in our most recent Annual Report (Form 10-K) and other known and unknown uncertainties and risk factors including those detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements. The reader is cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of patent litigation expenses, stock-based compensation expense and other expenses. Patent litigation expenses are presented only at the end of each year, as we do not consider their impact on quarterly results to be material. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the Company’s operations since it provides a clear indication of the Company’s operating results. This measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for the U.S. GAAP results. The non-GAAP measures included in this press release have been reconciled to the U.S. GAAP results in the tables below.

RECONCILIATION OF NON-GAAP ADJUSTMENT

The following table reflects selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results (US dollars in thousands):

ON TRACK INNOVATIONS LTD.

RECONCILIATION OF NON-GAAP ADJUSTMENTS

The following tables reflect selected On Track Innovations Ltd, non-GAAP results reconciled to GAAP results:

(US dollars in thousands)

	Year ended December 31		Three months ended December 31
	2018	2017	2018	2017

Net (loss) income	$(263)	$(598)	$533	$(693)

Net (income) loss from discontinued operations	(1,625)	(1,787)	(1,395)	66
Financial expenses, net	228	341	98	104
Depreciation	1,328	1,172	307	293
Income tax benefit, net	(301)	(138)	(34)	(47)

Total EBITDA FROM CONTINUING OPERATIONS	$(633)	$(1,010)	$(491)	$(277)

Patent litigation and maintenance	$10	$31	$3	$7
Other expenses (income), net	33	52	(37)	52
Stock based compensation	234	254	54	14
Total adjusted EBITDA FROM CONTINUING OPERATIONS	$(356)	$(673)	$(471)	$(204)

ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	December 31
	2018	2017

Assets

Current assets
Cash and cash equivalents	$4,827	$6,742
Short-term investments	1,078	3,331
Trade receivables (net of allowance for doubtful accounts of $555 and $568 as of December 31, 2018 and December 31, 2017, respectively)	4,530	5,827
Other receivables and prepaid expenses	2,060	3,325
Inventories	3,527	3,009

Total current assets	16,022	22,234

Long term restricted deposit for employees benefit	451	498
Severance pay deposits	375	405
Property, plant and equipment, net	5,033	5,859
Intangible assets, net	241	336

Total Assets	$22,122	$29,332

ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands except share data)

	December 31
	2018	2017

Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	$260	$4,181
Trade payables	4,712	7,171
Other current liabilities	3,622	3,276
Total current liabilities	8,594	14,628

Long-Term Liabilities
Long-term loans, net of current maturities	39	814
Accrued severance pay	853	939
Deferred tax liability	445	500
Total long-term liabilities	1,337	2,253

Total Liabilities	9,931	16,881

Commitments and Contingencies

Equity
Shareholders’ Equity
Ordinary shares of NIS 0.1 par value: Authorized – 50,000,000 shares as of December 31, 2018 and 2017; issued: 42,473,076 and 42,353,077 shares as of December 31, 2018 and 2017, respectively; outstanding: 41,294,377 and 41,174,378 shares as of December 31, 2018 and 2017, respectively	1,068	1,064
Additional paid-in capital	225,022	224,758
Treasury shares at cost - 1,178,699 shares as of December 31, 2018 and 2017	(2,000)	(2,000)
Accumulated other comprehensive loss	(956)	(691)
Accumulated deficit	(210,943)	(210,680)

Total Equity	12,191	12,451

Total Liabilities and Equity	$22,122	$29,332

ON TRACK INNOVATIONS LTD.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(US dollars in thousands except share data)

	Year ended December 31		Three months ended December 31
	2018	* 2017	2018	* 2017

Revenues
Sales	$16,725	$16,252	$3,372		$5,157
Licensing and transaction fees	5,153	4,621	1,156		1,169
Total revenues	21,878	20,873	4,528		6,326

Cost of revenues
Total cost of revenues	10,710	10,456	2,360		3,390

Gross profit	11,168	10,417	2,168		2,936
Operating expenses
Research and development	3,175	3,263	782		878
Selling and marketing	5,940	5,633	1,240		1,467
General and administrative	3,971	3,620	978		1,102
Patent litigation and maintenance	10	31	3		7
Other expenses (income), net	33	52	(37)		52

Total operating expenses	13,129	12,599	2,966		3,506

Operating loss from continuing operations	(1,961)	(2,182)	(798)		(570)

Financial expense, net	(228)	(341)	(98)		(104)
Loss from continuing operations before taxes on income	(2,189)	(2,523)	(896)		(674)

Income tax benefit, net	301	138	34		47

Net loss from continuing operations	(1,888)	(2,385)	(862)		(627)
Total income (loss) from discontinued operations	1,625	1,787	1,395		(66)
Net (loss) income	$(263)	$(598)	$533		$(693)

Basic and diluted net (loss) income attributable to shareholders per ordinary share
From continuing operations	$(0.05)	$(0.06)	$(0.02)		$(0.02)
From discontinued operations	$0.04	$0.05	$0.03	$	**
	$(0.01)	$(0.01)	$0.01		$(0.02)
Weighted average number of ordinary shares used in computing basic and diluted net (loss) income per ordinary share	41,268,984	40,109,875	41,260,426		40,140,356

*	Reclassified to conform with the current period presentation.
**	Less than $0.01 per ordinary share.

ON TRACK INNOVATION LTD.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(US dollars in thousands)

	Year ended December 31
	2018	* 2017	* 2016
Cash flows from continuing operating activities
Net loss from continuing operations	$(1,888)	$(2,385)	$(3,044)
Adjustments required to reconcile net loss to
net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued to employees and others	234	254	239
Loss (gain) on sale of property and equipment	(37)	52	83
Accrued interest and linkage differences, net	19	(6)	56
Depreciation and amortization	1,328	1,172	1,172
Deferred tax benefits, net	(477)	(165)	(155)

Changes in operating assets and liabilities:
Accrued severance pay, net	(57)	45	(183)
Decrease (increase) in trade receivables, net	1,118	(124)	(3,224)
Decrease (increase) in other receivables and prepaid expenses	350	(838)	349
(Increase) decrease in inventories	(573)	110	(106)
(Decrease) increase in trade payables	(2,089)	(644)	1,631
(Decrease) increase in other current liabilities	(110)	(597)	288
Net cash used in continuing operating activities	(2,182)	(3,126)	(2,894)

Cash flows from continuing investing activities

Purchase of property and equipment	(636)	(293)	(311)
Proceeds from sale of property, plant and equipment	68	17	1,779
Change in short-term investments, net	1,495	1,773	(822)
Investment in capitalized certification costs	(120)	(239)	(188)
Investment in restricted deposit for employee benefits	-	-	(44)
Proceeds from restricted deposit for employee benefits	8	44	142
Net cash provided by continuing investing activities	815	1,302	556

Cash flows from continuing financing activities
(Decrease) increase in short-term bank credit, net	(3,554)	(335)	1,018
Proceeds from long-term bank loans	-	-	27
Repayment of long-term bank loans	(1,064)	(632)	(1,581)
Proceeds from exercise of options and warrants	34	92	177

Net cash used in continuing financing activities	(4,584)	(875)	(359)

Cash flows from discontinued operations
Net cash provided by discontinued operating activities	750	2,311	469
Net cash provided by discontinued investing activities	2,750	-	2,292

Total net cash provided by discontinued operations	3,500	2,311	2,761

Effect of exchange rate changes on cash and cash equivalents	(243)	687	(268)

(Decrease) Increase in cash and cash equivalents	(2,694)	299	(204)
Cash and cash equivalents at the beginning of the year	7,799	7,500	7,704

Cash and cash equivalents at the end of the year	$5,105	$7,799	$7,500

*	Reclassified to conform with the current period presentation.